As filed with the Securities and Exchange Commission on September 23, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

A123 Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3690 (Primary Standard Industrial Classification Code Number)	04-3583876 (I.R.S. Employer Identification Number)

A123 Systems, Inc.

Arsenal on the Charles

321 Arsenal Street

Watertown, Massachusetts 02472

(617) 778-5700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David P. Vieau

Chief Executive Officer

A123 Systems, Inc.

Arsenal on the Charles

321 Arsenal Street

Watertown, Massachusetts 02472

(617) 778-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

John H. Chory, Esq.	Keith F. Higgins, Esq.
Mark G. Borden, Esq.	Ropes & Gray LLP
Susan L. Mazur, Esq.	One International Place
Wilmer Cutler Pickering Hale and Dorr LLP	Boston, Massachusetts 02110
1100 Winter Street, Suite 4650	(617) 951-7000
Waltham, Massachusetts 02451
(781) 966-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-152871

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	2,875,000 shares	$13.50	$38,812,500	$2,166

(1)  Includes 375,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

(2)  Estimated in accordance with Rule 457(a) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of A123 Systems, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the earlier registration statement on Form S-1 (File No. 333-152871), which was declared effective by the Commission on September 23, 2009, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 23rd day of September, 2009.

A123 SYSTEM, INC.

By:	/s/ David P. Vieau
Name: David P. Vieau
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/ David P. Vieau
	David P. Vieau	Chief Executive Officer and Director (principal executive officer)	September 23, 2009

/s/ Michael Rubino
	Michael Rubino	Chief Financial Officer (principal financial and accounting officer)	September 23, 2009

	*	Director	September 23, 2009
Gururaj Deshpande

	*	Director	September 23, 2009
Arthur L. Goldstein

	*	Director	September 23, 2009
Gary E. Haroian

	*	Director	September 23, 2009
Paul E. Jacobs

	*	Director	September 23, 2009
Mark M. Little

	*	Director	September 23, 2009
Jeffrey P. McCarthy

	*	Director	September 23, 2009

Gilbert Neal Riley, Jr.

*By:	/s/ Eric J. Pyenson
Name: Eric J. Pyenson
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of WilmerHale
23.1	Consent of WilmerHale (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP
24.1*	Powers of Attorney
24.2**	Power of Attorney of Mark M. Little

* Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-152871) filed with the Commission on August 8, 2008.

** Included as Exhibit 24.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-152871) filed with the Commission on June 22, 2009.